EDWARDS AND LOCK MANAGEMENT CORPORATION

               FINANCIAL STATEMENTS AS OF
               MARCH 31, 1996, 1995 AND
               FOR THE FISCAL YEARS ENDED MARCH 31, 1996
               1995, AND 1994 TOGETHER WITH
               REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS












            REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To the Board of Directors of EDWARDS AND LOCK MANAGEMENT
CORPORATION:

We have audited the accompanying balance sheets of EDWARDS AND LOCK MANAGEMENT CORPORATION (a California Corporation) as of March 31, 1996, and 1995, and the related statements of operations and retained earnings and cash flows for the fiscal years ended March 31, 1996, 1995 and 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EDWARDS AND LOCK MANAGEMENT CORPORATION as of March 31, 1996 and 1995, and the results of its operations and its cash flows for the fiscal years ended March 31, 1996, 1995, and 1994 in conformity with generally accepted accounting principles.




                                   ARTHUR ANDERSEN LLP



Los Angeles, California
February 7, 1997



             EDWARDS AND LOCK MANAGEMENT CORPORATION


            BALANCE SHEETS - MARCH 31, 1996 AND 1995


                             ASSETS

                         (in thousands)

                                                  1996     1995
CURRENT ASSETS:
  Cash and cash equivalents                    $    335 $   486
  Investment in bond (see Note 2)                 1,560   1,527
  Accounts receivable, net of
    allowance for doubtful accounts
    of $53 at March 31, 1996 and 1995             5,415   3,500
  Inventories, net                               12,916   7,810
  Deferred tax asset                              1,101     910
                                               -------- -------
Total current assets                             21,327  14,233

PROPERTY AND EQUIPMENT:
  Office equipment                                  751     656
  Warehouse equipment                               238     180
  Leasehold improvements                            327     327
  Building                                          797     797
                                                ------- -------
                                                  2,113   1,960
  Less--Accumulated depreciation                  (606)   (464)
                                                ------- -------
  Net property and equipment                      1,507   1,496

Other assets                                         43      44
                                                ------- -------
                                                $22,877 $15,773
          Total assets                          ======= =======





  The accompanying notes are an integral part of these balance sheets.




             EDWARDS AND LOCK MANAGEMENT CORPORATION


            BALANCE SHEETS - MARCH 31, 1996 AND 1995


              LIABILITIES AND SHAREHOLDER'S EQUITY

                         (in thousands)

                                                  1996     1995
CURRENT LIABILITIES:
  Accounts payable                              $ 4,427 $ 1,573
  Accrued expenses                                  617     399
  Income taxes payable                              409      82
  Current portion of capital lease obligation       167     155
                                                ---------------
          Total current liabilities               5,620   2,209
                                                ---------------

CAPITAL LEASE OBLIGATION                            410     564
                                                ---------------

COMMITMENTS & CONTINGENCIES

SHAREHOLDER'S EQUITY:
  Capital stock, no par value;
    authorized 100,000 shares;
    outstanding 45,000 shares                         9       9
  Retained earnings                              16,838  12,991
                                                ------- -------
          Total shareholder's equity             16,847  13,000
                                                ------- -------
                                                $22,877 $15,773
Total liabilities and shareholder's equity      ======= =======





  The accompanying notes are an integral part of these balance sheets


             EDWARDS AND LOCK MANAGEMENT CORPORATION


         STATEMENTS OF OPERATIONS AND RETAINED EARNINGS


    FOR THE FISCAL YEARS ENDED MARCH 31, 1996, 1995 AND 1994

                         (in thousands)


                                         1996     1995     1994
Net sales                              $37,698  $26,196 $21,841

Cost of sales                           24,313   17,567  15,096
                                       -------  ------- -------
          Gross profit                  13,385    8,629   6,745

Selling, general and
 administrative expenses                 7,085    6,037   4,943
                                       -------  ------- -------
          Income from operations         6,300    2,592   1,802
                                       -------  ------- -------

Interest income                            123       63     198

Gain on legal settlement (see Note 6)       -        -      825

Other income                                -        18     242
                                       -------  ------- -------

          Net income prior to income tax 6,423    2,673   3,067



Income taxes                             2,576    1,065   1,167
                                       -------  ------- -------
          Net income                     3,847    1,608   1,900




RETAINED EARNINGS, beginning of year    12,991   11,833  13,693

Dividends paid                              -     (450)   (383)

Retirement of shares held by minority
  shareholder                               -        -  (3,377)
                                       -------  ------- -------
RETAINED EARNINGS, end of year         $16,838 $12,991 $11,833
                                       =======  ======= =======



 The accompanying notes are an integral part of these financial statements.



             EDWARDS AND LOCK MANAGEMENT CORPORATION


                    STATEMENTS OF CASH FLOWS


    FOR THE FISCAL YEARS ENDED MARCH 31, 1996, 1995 AND 1994

                         (in thousands)

                                         1996     1995     1994
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                           $ 3,847  $ 1,608  $ 1,900
  Adjustments to reconcile net income to net
    cash (used) in operating activities-
      Increase in inventory             (5,106)  (1,788)    (410)
     (Increase)decrease in other assets     -       (36)       2
      Depreciation and amortization        195      101       77
     (Increase) decrease in accounts
        receivable                      (1,915)    (972)    160
      Increase in deferred tax asset      (191)    (127)   (355)
     Increase in accounts payable        2,855      725      90
     Increase in accrued liabilities       218       37     148
     Decrease in capital lease obligation(142)     (77)       -
     Increase (decrease) in taxes          327      200    (231)
     Gain on the sale of fixed assets       -      (18)       -
     Gain on sale of bond                   -        -     (234)
     Gain on legal settlement               -        -     (825)
                                       -------  -------  -------
            Net cash provided by (used in)
              operating activities          88    (347)      322
                                       -------  -------  -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of fixed assets               (206)    (623)    (139)
  Proceeds from the sale of fixed assets    -        31       -
  Purchase of bond(s)                    (33)   (1,527)  (3,022)
  Proceeds from sale of bond(s)             -     3,012    4,244
                                       -------  -------  -------
            Net cash (used in) provided by
              investing activities       (239)      893    1,083
                                       -------  -------  -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Dividends paid                            -     (450)    (383)
  Net cash paid for retirement of
     shares held by minority shareholder    -        -   (2,552)
                                       -------  -------  -------
            Net cash used in financing
              activities                    -     (450)  (2,935)
                                       -------  -------  -------

NET CHANGE IN CASH                       (151)       96   (1,530)

CASH, beginning of year                    486      390    1,920
                                       -------  -------  -------
CASH, end of year                      $   335  $   486  $   390
                                       =======  =======  =======


                              - 2 -


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid for income taxes during fiscal year 1996, 1995, and 1994 was $2,441, $1,260, and $1,646, respectively. There was no cash paid for interest during any of the aforementioned years.

SUPPLEMENTAL DISCLOSURE OF NON CASH FINANCING ACTIVITY:

During fiscal year 1994, a legal suit was settled and the Company paid $2,552 to retire common shares held by a minority shareholder with a fair value of $3,490. The difference between the fair value of the shares retired and cash paid primarily represents legal expenses paid by the Company that were reimbursed by the minority shareholder as part of the legal settlement.




 The accompanying notes are an integral part of these financial statements.




             EDWARDS AND LOCK MANAGEMENT CORPORATION


                  NOTES TO FINANCIAL STATEMENTS


                     MARCH 31, 1996 AND 1995

                         (in thousands)
1.   Organization

     Edwards and Lock Management Corp. (the "Company"), a California corporation doing business as Special-T Fasteners ("Special-T"), was formed on April 20, 1977. Special-T distributes precision fasteners, utilized primarily in the aerospace industry, to both the government and commercial manufacturers in the United States and abroad. The Company is individually-owned by one of the original stockholders of the Company (the "sole shareholder").

2.   Summary of Significant Accounting Policies

     General

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from estimated amounts. Management believes that these estimates provide a reasonable basis for the fair presentation of the Company's financial position and results of operations.

     Risks and uncertainties

     Since Special-T's products are used primarily by manufacturers in the aerospace industry, significant changes in the aerospace industry could have a significant impact on the Company's results of operations for any particular year.

     Cash and cash equivalents

     The Company considers all highly liquid investments with
original  maturities of three months or less at the time of
purchase to be cash      equivalents.

     Accounts receivable

     Accounts receivable are recorded at the time product is shipped. Any amounts which are at least 12 months past due and deemed uncollectable are written off in full. The allowance for uncollectable accounts is based on historical experience and review of periodic aging of accounts.
2.   Summary of Significant Accounting Policies (continued)

     Investment in bond

     Investment in bond consists of an available-for-sale municipal security and is stated at cost, which approximates fair market value. This security matures in April 1996.

     Inventories

     Inventories are priced at lower of cost or market (net realizable value). Cost is determined primarily using the weighed average cost method, which approximates the first-in first-out (FIFO) method. Appropriate consideration is given to price deterioration, obsolescence and other factors in evaluating net realizable value. Reserves for excess and obsolete inventory at March 31, 1996 and 1995, aggregated approximately $2,244 and $2,067, respectively.

     Property and equipment

     Property and equipment are stated at cost less accumulated depreciation. Gains or losses on disposition of property and equipment are credited or charged to income. Depreciation is computed principally using accelerated tax methods for both income tax and financial statement purposes. The method used for financial statement purposes approximates the double-declining balance method and is determined by management to be a reasonable allocation of the assets' cost to expense over the assets' useful lives as detailed below:

                                          Years
               Office equipment           5 to 7
               Warehouse equipment        5 to 7
               Leasehold Improvements   15 to 31.5

     Depreciation expense for the years ended March 31, 1996, 1995 and 1994 was $194, $101, and $78, respectively.

     In March 1995, the FASB issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of" ("SFAS 121") which requires impairment losses to be recorded on long-lived assets used in operations when indications of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. The Company follows the provision of SFAS 121 and no adjustment to the fixed assets' carrying values was required as of March 31, 1996 and 1995.

     Other assets

    Other assets consist of deposits on the Company's leased facility, including a deposit towards the purchase of the facility (see Note 4).

     Revenue recognition

     Revenues and related accounts receivables are recorded at the time the products are shipped.
3.   Significant Vendors and Purchase Commitments

     Approximately 80% of the Company's sales are derived from products purchased from three subsidiaries of The Fairchild Corporation (the "Manufacturer"). The Company has entered into three master distribution agreements with the Manufacturer which appoint the Company as nonexclusive "authorized distributor".

     Furthermore, the Company has various contractual arrangements with the Manufacturer whereby a total of approximately $3,200 of product was purchased at 7% of the Manufacturer's cost. When sold, the Company must remit 50% of the invoice price less shipping and handling costs back to the Manufacturer. The expiration dates of the aforementioned contracts range from July 1997 through July 2001. Any proceeds derived from the sale of product after its respective contractual expiration date are retained by the Company.

     The Company also warehouses consignment inventory owned by the Manufacturer. As the inventory is sold, the proceeds from the sale are split equally between the Company and the Manufacturer.

     Amounts due to the Manufacturer under the aforementioned arrangements approximated $65 and $0 at March 31, 1996 and 1995, respectively.


4.   Commitments and Contingencies

     Leases

     The Company leases its facility under a capital lease. During fiscal 1995, the Company made a $25 deposit towards the purchase of the facility. As set forth in the option to purchase agreement, the Company can exercise the option within six to twelve months of the close of the original lease term on August 31, 1999, or any time during the extension period, which expires August 31, 2004. The following is an analysis of the future lease commitment related to this lease:

                                           Minimum
                                            Lease
                                           Payments
                                        (in thousands)

                    1997                     $193
                    1998                      193
                    1999                      193
                    2000                       80
                    2001                      -
                    Thereafter                -
                                            ----
                                            $659
                                            ====

     Rental expense for fiscal 1996, 1995 and 1994 totaled $14, $51 and $100, respectively.

5.   Income Taxes

     The Company follows the provisions of Financial Accounting Standards Board's SFAS No. 109, Accounting for Income Taxes ("SFAS 109"). Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     A deferred tax liability or asset is recognized for the tax consequences of temporary differences in the timing of the recognition of revenues and expenses for financial and tax reporting purposes. A deferred tax benefit or expense is recognized for the net change during the year in the deferred tax liability or asset.

     The reconciliations between the provision for income taxes and the amounts computed by applying the federal statutory rate of 34% to pre-tax income consists of the following:

                                        1996    1995    1994
       Income tax expense at Federal
         statutory rate              $2,196  $  909  $1,043
       State income taxes, net of
         Federal tax benefit            417     192     238
       Effect of permanent difference  (46)    (23)    (76)
       Other                              9    (13)    (38)
                                      ------  ------  ------
                                      $2,576  $1,065  $1,167
                                      ======  ======  ======


     The Company's provision for income taxes consists of the following:


                                        1996    1995    1994

       Current federal               $2,320  $  998   $1,275
       Deferred federal               (191)   (127)    (354)
       Current state                    447     194      246
                                      ------  ------   ------
                                      $2,576  $1,065   $1,167
                                      ======  ======   ======
5.   Income Taxes (continued)

     The components of the deferred tax asset consists of the following at March 31:

                                               1996     1995

          Operating reserves and accruals    $1,060   $890
          Other                                  41     20
                                             ------   ----
                                             $1,101   $910
                                             ======   ====

6.   Lawsuits, Claims and Related Matters

     During fiscal year ended March 31, 1991, the Company entered into arbitration with a minority shareholder regarding the price to be paid by the Company to retire the minority shares. During fiscal year ended March 31, 1994, the arbitrator ruled favorably on the Company's behalf, and a settlement agreement was signed by which the Company was to pay the minority shareholder $2,552 (which represents the fair value of the retired shares of $3,490 plus interest, offset by legal fees incurred by the Company of $825 plus interest, and $113 due personally to the sole shareholder). The amount due to the sole shareholder was received by the Company and paid as a dividend during fiscal year ended March 31, 1994.

7.   Common Stock

     During fiscal year ended March 31, 1995, the Company paid cash dividends of $450 to the sole shareholder.

     During fiscal year ended March 31, 1994, the Company retired shares held by the minority shareholder worth
     $3,490 for $2,552 (see Note 6). In addition, cash dividends of $383 were paid to the sole shareholder (which is inclusive of the cash dividend paid of $131 as discussed in Note 6).

8.   Employee Benefit Plans

     The Company has a defined contribution retirement plan (the "Plan") for all employees who are at least 18 years of age and who have completed at least one year of service. The Company contributed and expensed $39, $31 and $29 under the provisions of the Plan for 1996, 1995, and 1994, respectively.

     The Company provides pension benefits for all its employees through a profit-sharing plan under which annual contributions of the Company's income are made at the discretion of management. Such contributions approximated
     $156, $156, and $190 in fiscal 1996, 1995, and 1994,
     respectively, and were funded by the Company.
9.   Executive Compensation Plan

     The Company has a discretionary executive compensation plan
(the         "Executive Plan") whereby certain key
executives of the Company are paid bonuses which are based upon achieving certain business performance measures. The bonuses paid to key executives under the Executive
Plan during fiscal 1996, 1995 and 1994 aggregated $531,
$302, and $259 respectively.

10.  Related Party Transactions

     The Company paid $1,040, $1,225 and $920 as executive
compensation to the sole shareholder during fiscal 1996, 1995
and 1994,                              respectively.